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                                                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated December 24, 1998, on our audits of the financial statements and financial statement schedule of Signature Eyewear, Inc. as of October 31, 1998 and 1997, and for each of the three years in the period ended October 31, 1998, which report is incorporated by reference in this Annual Report on Form 10K.

/s/ Altschuler, Melvoin and Glasser LLP

Los Angeles, California
January 28, 1999